EXHIBIT A

CONFIDENTIAL GENERAL RELEASE AGREEMENT

BY HAND

June 19, 2019

Gaetano R Fusco
[Address Redacted]

Dear Bob:

As we discussed and as noted in the Retention Agreement dated June 19, 2019, to be eligible for the Retention Incentive in such Retention Agreement, you agree to execute a General Release as follows:

1.
Release

You agree to irrevocably and unconditionally release the Federal Home Loan Bank of New York (“FHLBNY”), as well as its present and former directors, officers, employees, assigns, administrators, agents, insurers, and attorneys, jointly and individually, from any and all claims, known or unknown, arising out of, or regarding, your employment with the FHLBNY, or termination thereof, or compensation from the FHLBNY, including, but not limited to, claims pertaining to (i) Title VII of the Civil Rights Act of 1964, as amended; (ii) the Americans with Disabilities Act, as amended; (iii) the Employee Retirement Income Security Act of 1974, as amended (excluding claims for accrued, vested benefits under any employee benefit plan of the FHLBNY in accordance with the terms of such plan and applicable law); (iv) (if applicable) the Age Discrimination in Employment Act, as amended, or the Older Workers Benefit Protection Act; (v) the Civil Rights Acts of 1866, 1871 and 1991; (vi) the Equal Pay Act; (vii) the New York State Labor Law and the New York State and City Human Rights Laws ; (viii) the New Jersey Law Against Discrimination; (ix) Section 806 of the Sarbanes Oxley Act of 2002; (x) the Family and Medical Leave Act, and all other federal, state or local laws pertaining to leave; (xi) alleged discrimination, harassment (whether sexual or otherwise) or retaliation in employment (whether based on federal, state or local law, statutory or decisional); and (xii) the terms and conditions of your employment with the FHLBNY, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding your employment or termination; (xiii) the Constitutions of the United States, New York and New Jersey.

You acknowledge and agree that you do not have, nor have ever had, any claims or causes of action against FHLBNY (or its present and former directors, officers, and employees, assigns, administrators, agents, insurers, and attorneys) that in any way arise out of, involving or relating to sexual harassment under Section 5-336 of the New York General Obligations Law or Section 5003-b of the New York Civil Practice Law and Rules.

Notwithstanding the foregoing, nothing in this Agreement (including, for the avoidance of doubt, the restrictions and conditions in Sections 1(a) – (e) below) shall be construed to prevent you from filing a charge with or participating in an investigation conducted by any governmental agency, including, without limitation, the United States Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (“SEC”), the National Labor Relations Board, the Occupational Health and Safety Administration or applicable state, city or federal agency (“Government Agencies”), to the extent required or permitted by law, including SEC compliance investigations. You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies.

In addition to the foregoing, you agree as follows:

a)
you will use your best efforts to cooperate with the FHLBNY in connection with any investigation, administrative proceeding or litigation which may occur relating to any matter in which you were involved or of which you have knowledge;

b)
in the event you are subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to your employment with the FHLBNY, you will use your best efforts to give prompt notice of such request to the Director of Human Resources and will make no disclosure until the FHLBNY has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure;

c)
the terms and conditions of this Agreement are and shall be deemed to be confidential, and shall not be disclosed by you to any person or entity without the prior written consent of the Director of Human Resources, except (i) if required by law or (ii) to your accountants, attorneys or spouse;

d)
this Agreement may not be used as evidence in any subsequent proceeding except in a proceeding to enforce the terms of this Agreement; and

e)
you will not engage in any conduct that is injurious to the FHLBNY’s reputation or interest, including, but not limited to, publicly disparaging (or inducing or encouraging others to publicly disparage) the FHLBNY or its employees, whether in interviews, oral statements, written materials, electronically displayed materials, materials or information displayed on Internet- related sites, or otherwise (for the avoidance of doubt, this Section 1(e) does not limit your right to provide truthful testimony under oath when required or compelled to do so by operation of law, consistent with Section 1(b) of this Agreement).

2.
Timing of Returning this General Release

If you wish to accept the aforementioned Retention Incentive, your acceptance must be communicated by signing this Agreement in the space provided below and returning an originally executed copy to me by no later than 5:00 p.m. on July 11, 2019. At your option, you may deliver your acceptance to me before that date. (If you execute this Agreement, you may wish to retain a copy for your personal records.)

You are advised to consult with an attorney before signing this Agreement.

If you do not sign and return this General Release to me by 5:00 p.m. on July 11, 2019, the offer of the Retention Incentive as described herein shall be void.

4.
Revocation of Your Previous Acceptance of the Retention Incentive Benefits

If you decide to accept the Retention Incentive, you may revoke that acceptance by notifying me in writing, with my receipt of such notice within seven (7) days of the date that you executed this General Release.

However, if you exercise this right of revocation, you will not receive the Retention Incentive.

5.
Disputes Concerning this Agreement

It is understood and agreed that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of law’s provisions thereof. Actions to enforce the terms of this Agreement shall be submitted to the exclusive jurisdiction of any state or federal court sitting in the County of New York, State of New York.

If any provision of this Agreement shall be determined by the Federal Housing Finance Agency or held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that upon any finding by a court that the release provided for in the first paragraph of the “Release” section of this Agreement is illegal, void, or unenforceable, you agree to execute a release that is legal and enforceable; and provided further that any breach of the terms in the remaining portion of the “Release” section shall constitute a material breach of this Agreement as to which the FHLBNY may seek appropriate relief in court.

6.
Effect of Your Signature

Your signature below shall constitute an acknowledgement that: (a) you have carefully read this Agreement in its entirety; (b) you have had an opportunity to consider fully the terms of this Agreement; (c) you are executing this Agreement in exchange for good and valuable consideration, in addition to anything of value to which you are otherwise entitled; (d) you have been advised by the FHLBNY in writing to consult with an attorney in connection with this Agreement; (e) you fully understand the significance of all of the terms and conditions of this Agreement and have had the opportunity to discuss it with your attorney, or have had a reasonable opportunity to do so; (f) you have had answered to your satisfaction any questions you may have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (g) you are signing this Agreement voluntarily and of your own free will and assent to all the terms and conditions contained herein.

If you have any questions about or otherwise wish to discuss this matter, please feel free to contact me at 212-441-6845.

Sincerely,

/s/ Mildred Tse-Gonzalez

Mildred Tse-Gonzalez
Vice President
Director of Human Resources

ACCEPTED AND AGREED:

/s/ Gaetano R Fusco
Gaetano R Fusco

Date: 6/20/2019

FEDERAL HOME LOAN BANK OF NEW YORK ● 101 PARK AVENUE ● NEW YORK, NY 10178 ● T: 212.681.6000 ● WWW.FHLBNY.COM